Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Ian Tanaka	Media Contact:	Tim Sakahara
	SVP, Treasurer		AVP, Corporate Communications Manager
	(808) 544-3646		(408) 500-5269
	ian.tanaka@cpb.bank		tim.sakahara@cpb.bank

NEWS RELEASE

CENTRAL PACIFIC FINANCIAL REPORTS THIRD QUARTER EARNINGS OF $16.7 MILLION

•Net income of $16.7 million, or $0.61 per diluted share for the quarter.
•ROA of 0.91% and ROE of 14.49% for the quarter.

•Total loans of $5.42 billion increased by $120.6 million, or 2.3% (9.2% annualized) in the third quarter.
•Net interest income increased by $2.4 million, or 4.5% from the previous quarter.
•Net interest margin of 3.17% increased by 12 bps from the previous quarter.
•Board of Directors approved quarterly cash dividend of $0.26 per share.
•Arnold Martines, current President and Chief Operating Officer announced to succeed Paul Yonamine as Chief Executive Officer, effective January 1, 2023.

HONOLULU, HI, October 21, 2022 – Central Pacific Financial Corp. (NYSE: CPF) (the "Company"), parent company of Central Pacific Bank (the "Bank" or "CPB"), today reported net income for the third quarter of 2022 of $16.7 million, or fully diluted earnings per share ("EPS") of $0.61.

"We continued to execute well in the third quarter as reflected in our strong earnings, loan growth and expanding net interest margin," said Paul Yonamine, Chairman and Chief Executive Officer. "While the broader economy is presenting challenges for the entire financial services industry, Hawaii has outperformed the nation during past recessions. Additionally, Central Pacific is well-positioned with solid asset quality and capital.”

"We are pleased with our third quarter performance as our teams continue to work hard to meet our customers' needs. We continue to develop our digital and Banking-as-a-Service initiatives as a key part of our long-term strategic goal to build robust digital channels," said Arnold Martines, President and Chief Operating Officer.

Yesterday, the Company announced the promotion of Martines to Chief Executive Officer of both the Company and the Bank, succeeding Yonamine who will become Chairman Emeritus of the Company and the Bank, as well as an advisor to Martines. Also, Catherine Ngo, presently Executive Vice Chair, will become Chair of the Board of Directors of both the Company and the Bank. All changes will be effective January 1, 2023. In commenting on the changes, Yonamine said, "I have had four great years at Central

Central Pacific Financial Reports Third Quarter Earnings of $16.7 Million

Pacific Bank and have accomplished all of my strategic goals for the Company and the Bank, including our RISE 2020 program with the $40 million renovation of our Central Pacific Plaza headquarters, our online, mobile and ATM upgrades and our total corporate rebrand. These accomplishments have put us on a solid path to becoming a digital-first bank to help us excel in the rapidly changing banking paradigm. I’d like to express my appreciation to the Board, Arnold, David and Catherine, for their partnership and support the past four years. I expect us to continue on our current path and can think of no better banker anywhere than Arnold Martines to lead this great institution into the future."

In commenting on the changes, Martines, who will also be named to the Board of Directors of the Company and the Bank, said, "It is my honor and privilege to lead Central Pacific Bank. We are an organization with strong core values and a solid digital roadmap for the future, thanks to Paul and Catherine. We intend to stay true to our founders and continue their legacy of focusing on serving the needs of our customers, by providing exceptional service while leveraging new technologies to provide the ultimate in convenience and value."

Earnings Highlights
Net interest income for the third quarter of 2022 was $55.4 million, an increase of $2.4 million, or 4.5% from the prior quarter, and a decrease of $0.7 million, or 1.3% from the year-ago quarter.

Net interest margin for the third quarter of 2022 was 3.17%, an increase of 12 basis points ("bps") from the prior quarter and a decrease of 14 bps from the year-ago quarter. The year-ago quarter included $8.6 million in net PPP interest income and fees, compared to $0.7 million in the current quarter.

The sequential quarter increase in net interest income and net interest margin is primarily due to higher asset yields and continued strong loan growth. Additional information on average balances, interest income and expenses and yields and rates is presented in Tables 4 and 5.

In the third quarter of 2022, the Company recorded a provision for credit losses of $0.4 million, compared to a provision of $1.0 million in the previous quarter and a release of the credit loss reserves of $2.6 million in the year-ago quarter.

Other operating income for the third quarter of 2022 totaled $9.6 million, compared to $17.1 million in the previous quarter and $10.3 million in the year-ago quarter. The decrease from the previous quarter was primarily due to the $8.5 million gain on sale of restricted Class B common stock of Visa, Inc. last quarter. Additional information on other operating income is presented in Table 3.

Other operating expense for the third quarter of 2022 totaled $42.0 million, compared to $45.3 million in the previous quarter and $41.3 million in the year-ago quarter. The decrease in other operating expense from the previous quarter was primarily due to a non-cash settlement charge of $4.9 million for the termination of the Company's defined benefit pension plan (included in other) last quarter. Additional information on other operating expense is presented in Table 3.

The efficiency ratio for the third quarter of 2022 was 64.62%, compared to 64.68% in the previous quarter and 62.32% in the year-ago quarter.

The effective tax rate for the third quarter of 2022 was 26.2%, compared to 26.0% in the previous quarter and 24.7% in the year-ago quarter.

Balance Sheet Highlights
Total assets at September 30, 2022 of $7.34 billion increased by $38.5 million, or 0.5% from $7.30 billion at June 30, 2022, and increased by $39.4 million, or 0.5% from $7.30 billion at September 30, 2021.

Total loans, net of deferred fees and costs, at September 30, 2022 of $5.42 billion increased by $120.6 million, or 2.3% from $5.30 billion at June 30, 2022, and increased by $376.4 million, or 7.5%, from $5.05 billion at September 30, 2021. Loans by type and geographic distribution are summarized in Table 6.

Total deposits at September 30, 2022 of $6.56 billion decreased by $65.6 million or 1.0% from $6.62 billion at June 30, 2022, but increased by $40.6 million, or 0.6%, from $6.52 billion at September 30, 2021. Core deposits, which include demand deposits, savings and money market deposits and time deposits up to $250,000, totaled $6.04 billion at September 30, 2022, and decreased by $119.3 million from June 30, 2022. Core deposit and total deposit balances are summarized in Table 7.

Central Pacific Financial Reports Third Quarter Earnings of $16.7 Million

Asset Quality
Nonperforming assets at September 30, 2022 totaled $4.2 million, or 0.06% of total assets, compared to $5.0 million, or 0.07% of total assets at June 30, 2022, and $7.2 million, or 0.10% of total assets at September 30, 2021. Additional information on nonperforming assets, past due and restructured loans is presented in Table 8.

Net charge-offs in the third quarter of 2022 totaled $1.6 million, compared to net charge-offs of $1.0 million in the previous quarter, and net charge-offs of $0.2 million in the year-ago quarter.

The allowance for credit losses, as a percentage of total loans at September 30, 2022 was 1.19%, compared to 1.23% at June 30, 2022, and 1.48% at September 30, 2021. Additional information on net charge-offs and recoveries and the allowance for credit losses is presented in Table 9.

Capital
Total shareholders' equity was $438.5 million at September 30, 2022, compared to $455.1 million and $555.4 million at June 30, 2022 and September 30, 2021, respectively. The decline in shareholders' equity was primarily due to an increase in unrealized losses on our available-for-sale investment securities portfolio which flow through accumulated other comprehensive income, and were driven by the rising interest rate environment.

During the third quarter of 2022, the Company repurchased 218,000 shares of common stock, at a total cost of $4.9 million, or an average cost per share of $22.33. As of September 30, 2022, $15.2 million remained available for repurchase under the Company's share repurchase program.

At September 30, 2022, the Company's leverage capital, tier 1 risk-based capital, total risk-based capital, and common equity tier 1 ratios were 8.7%, 11.5%, 13.7%, and 10.6%, respectively, compared to 8.6%, 11.6%, 13.9%, and 10.7%, respectively, at June 30, 2022.

On October 20, 2022, the Company's Board of Directors declared a quarterly cash dividend of $0.26 per share on its outstanding common shares. The dividend will be payable on December 15, 2022 to shareholders of record at the close of business on November 30, 2022.

Conference Call
The Company's management will host a conference call today at 1:00 p.m. Eastern Time (7:00 a.m. Hawaii Time) to discuss the quarterly results. Individuals are encouraged to listen to the live webcast of the presentation by visiting the investor relations page of the Company's website at http://ir.cpb.bank. Alternatively, investors may participate in the live call by dialing 1-844-200-6205 (access code: 420241). A playback of the call will be available through November 21, 2022 by dialing 1-866-813-9403 (access code: 996439) and on the Company's website. Information which may be discussed in the conference call is provided in an earnings supplement presentation on the Company's website at http://ir.cpb.bank.

About Central Pacific Financial Corp.
Central Pacific Financial Corp. is a Hawaii-based bank holding company with approximately $7.34 billion in assets as of September 30, 2022. Central Pacific Bank, its primary subsidiary, operates 27 branches and 65 ATMs in the state of Hawaii. For additional information, please visit the Company's website at http://www.cpb.bank.

**********

Central Pacific Financial Reports Third Quarter Earnings of $16.7 Million

Forward-Looking Statements ("FLS")
This document may contain FLS concerning: projections of revenues, expenses, income or loss, earnings or loss per share, capital expenditures, the payment or nonpayment of dividends, capital position, credit losses, net interest margin or other financial items; statements of plans, objectives and expectations of Central Pacific Financial Corp. or its management or Board of Directors, including those relating to business plans, use of capital resources, products or services and regulatory developments and regulatory actions; statements of future economic performance including anticipated performance results from our business initiatives; or any statements of the assumptions underlying or relating to any of the foregoing. Words such as "believes," "plans," "anticipates," "expects," "intends," "forecasts," "hopes," "targeting," "continue," "remain," "will," "should," "estimates," "may" and other similar expressions are intended to identify FLS but are not the exclusive means of identifying such statements.

While we believe that our FLS and the assumptions underlying them are reasonably based, such statements and assumptions are by their nature subject to risks and uncertainties, and thus could later prove to be inaccurate or incorrect. Accordingly, actual results could differ materially from those statements or projections for a variety of reasons, including, but not limited to: the effects of inflation and rising interest rates; the adverse effects of the COVID-19 pandemic virus (and ongoing pandemic variants) on local, national and international economies, including, but not limited to, the adverse impact on tourism and construction in the State of Hawaii, our borrowers, customers, third-party contractors, vendors and employees as well as the effects of government programs and initiatives in response to COVID-19; the impact of our participation in the Paycheck Protection Program ("PPP") and fulfillment of government guarantees on our PPP loans; the increase in inventory or adverse conditions in the real estate market and deterioration in the construction industry; adverse changes in the financial performance and/or condition of our borrowers and, as a result, increased loan delinquency rates, deterioration in asset quality, and losses in our loan portfolio; our ability to achieve the objectives of our RISE2020 initiative; our ability to successfully implement and achieve the objectives of our Banking-as-a-Service ("BaaS") initiatives, including adoption of the initiatives by customers and risks faced by any of our bank collaborations including reputational and regulatory risk; the impact of local, national, and international economies and events (including natural disasters such as wildfires, volcanic eruptions, hurricanes, tsunamis, storms, earthquakes and pandemic viruses and diseases, including COVID-19) on the Company's business and operations and on tourism, the military, and other major industries operating within the Hawaii market and any other markets in which the Company does business; deterioration or malaise in domestic economic conditions, including any destabilization in the financial industry and deterioration of the real estate market, as well as the impact of declining levels of consumer and business confidence in the state of the economy in general and in financial institutions in particular; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), changes in capital standards, other regulatory reform and federal and state legislation, including but not limited to regulations promulgated by the Consumer Financial Protection Bureau (the "CFPB"), government-sponsored enterprise reform, and any related rules and regulations which affect our business operations and competitiveness; the costs and effects of legal and regulatory developments, including legal proceedings or regulatory or other governmental inquiries and proceedings and the resolution thereof, the results of regulatory examinations or reviews and the effect of, and our ability to comply with, any regulations or regulatory orders or actions we are or may become subject to; ability to successfully implement our initiatives to lower our efficiency ratio; the effects of and changes in trade, monetary and fiscal policies and laws, including the interest rate policies of the Board of Governors of the Federal Reserve System (the "FRB" or the "Federal Reserve"); securities market and monetary fluctuations, including the anticipated replacement of the London Interbank Offered Rate ("LIBOR") Index and the impact on our loans and debt which are tied to that index and uncertainties regarding potential alternative reference rates, including the Secured Overnight Financing Rate ("SOFR"); negative trends in our market capitalization and adverse changes in the price of the Company's common stock; political instability; acts of war or terrorism; pandemic virus and disease, including COVID-19; changes in consumer spending, borrowings and savings habits; failure to maintain effective internal control over financial reporting or disclosure controls and procedures; cybersecurity and data privacy breaches and the consequence therefrom; the ability to address deficiencies in our internal controls over financial reporting or disclosure controls and procedures; technological changes and developments; changes in the competitive environment among financial holding companies and other financial service providers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board ("PCAOB"), the Financial Accounting Standards Board ("FASB") and other accounting standard setters and the cost and resources required to implement such changes; our ability to attract and retain key personnel; changes in our personnel, organization, compensation and benefit plans; and our success at managing the risks involved in the foregoing items.

For further information with respect to factors that could cause actual results to materially differ from the expectations or projections stated in the FLS, please see the Company's publicly available Securities and Exchange Commission filings, including the Company's Form 10-K for the last fiscal year and, in particular, the discussion of "Risk Factors" set forth therein. We urge investors to consider all of these factors carefully in evaluating the FLS contained in this document. FLS speak only as of the date on which such statements are made. We undertake no obligation to update any FLS to reflect events or circumstances after the date on which such statements are made, or to reflect the occurrence of unanticipated events except as required by law.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1

	Three Months Ended					Nine Months Ended
(Dollars in thousands,	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,
except for per share amounts)	2022	2022	2022	2021	2021	2022	2021
CONDENSED INCOME STATEMENT
Net interest income	$55,365	$52,978	$50,935	$53,096	$56,086	$159,278	$157,951
Provision (credit) for credit losses	362	989	(3,195)	(7,692)	(2,635)	(1,844)	(6,899)
Total other operating income	9,629	17,138	9,551	11,566	10,253	36,318	31,494
Total other operating expense	41,998	45,349	38,205	42,422	41,345	125,552	120,624
Income tax expense	5,919	6,184	6,038	7,605	6,814	18,141	18,153
Net income	16,715	17,594	19,438	22,327	20,815	53,747	57,567
Basic earnings per common share	$0.61	$0.64	$0.70	$0.80	$0.74	$1.96	$2.05
Diluted earnings per common share	0.61	0.64	0.70	0.80	0.74	1.94	2.03
Dividends declared per common share	0.26	0.26	0.26	0.25	0.24	0.78	0.71

PERFORMANCE RATIOS
Return on average assets (ROA) [1]	0.91%	0.96%	1.06%	1.22%	1.15%	0.98%	1.10%
Return on average shareholders’ equity (ROE) [1]	14.49	14.93	14.44	16.05	14.82	14.62	13.82
Average shareholders’ equity to average assets	6.30	6.45	7.34	7.61	7.79	6.69	7.93
Efficiency ratio [2]	64.62	64.68	63.16	65.61	62.32	64.19	63.67
Net interest margin (NIM) [1]	3.17	3.05	2.97	3.08	3.31	3.06	3.22
Dividend payout ratio [3]	42.62	40.63	37.14	31.25	32.43	40.21	34.98

SELECTED AVERAGE BALANCES
Average loans, including loans held for sale	$5,355,088	$5,221,300	$5,114,260	$5,073,069	$5,022,909	$5,231,098	$5,070,993
Average interest-earning assets	6,991,773	6,982,556	6,932,649	6,890,829	6,761,643	6,969,326	6,559,740
Average assets	7,320,751	7,309,939	7,341,850	7,315,325	7,210,210	7,323,596	6,998,034
Average deposits	6,535,321	6,626,462	6,581,593	6,536,826	6,424,768	6,580,502	6,219,372
Average interest-bearing liabilities	4,538,893	4,442,172	4,429,114	4,407,612	4,326,589	4,470,461	4,247,745
Average shareholders’ equity	461,328	471,420	538,601	556,462	561,606	490,140	555,264

[1] ROA and ROE are annualized based on a 30/360 day convention. Annualized net interest income and expense in the NIM calculation are based on the day count interest payment conventions at the interest-earning asset or interest-bearing liability level (i.e. 30/360, actual/actual).
[2] Efficiency ratio is defined as total operating expense divided by total revenue (net interest income and total other operating income).
[3] Dividend payout ratio is defined as dividends declared per share divided by diluted earnings per share.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Financial Highlights
(Unaudited)	TABLE 1 (CONTINUED)

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
	2022	2022	2022	2021	2021
REGULATORY CAPITAL RATIOS
Central Pacific Financial Corp.
Leverage capital ratio	8.7%	8.6%	8.5%	8.5%	8.5%
Tier 1 risk-based capital ratio	11.5	11.6	11.9	12.2	12.2
Total risk-based capital ratio	13.7	13.9	14.2	14.5	14.6
Common equity tier 1 capital ratio	10.6	10.7	10.9	11.2	11.2
Central Pacific Bank
Leverage capital ratio	9.1	9.0	9.0	8.9	9.0
Tier 1 risk-based capital ratio	12.2	12.2	12.6	12.8	13.0
Total risk-based capital ratio	13.4	13.5	13.8	14.0	14.3
Common equity tier 1 capital ratio	12.2	12.2	12.6	12.8	13.0

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(dollars in thousands, except for per share amounts)	2022	2022	2022	2021	2021
BALANCE SHEET
Total loans, net of deferred fees and costs	$5,422,212	$5,301,633	$5,174,837	$5,101,649	$5,045,797
Total assets	7,337,631	7,299,178	7,298,819	7,419,089	7,298,231
Total deposits	6,556,434	6,622,061	6,599,031	6,639,158	6,515,863
Long-term debt	105,799	105,738	105,677	105,616	105,556
Total shareholders’ equity	438,468	455,100	486,328	558,219	555,419
Total shareholders’ equity to total assets	5.98%	6.23%	6.66%	7.52%	7.61%

ASSET QUALITY
Allowance for credit losses (ACL)	$64,382	$65,211	$64,754	$68,097	$74,587
Nonaccrual loans	4,220	4,983	5,336	5,881	7,237
Non-performing assets (NPA)	4,220	4,983	5,336	5,881	7,237
ACL to total loans	1.19%	1.23%	1.25%	1.33%	1.48%
ACL to nonaccrual loans	1,525.64%	1,308.67%	1,213.53%	1,157.92%	1,030.63%
NPA to total assets	0.06%	0.07%	0.07%	0.08%	0.10%

PER SHARE OF COMMON STOCK OUTSTANDING
Book value per common share	$16.08	$16.57	$17.63	$20.14	$19.84
Closing market price per common share	20.69	21.45	27.90	28.17	25.68

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited)	TABLE 2

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands, except share data)	2022	2022	2022	2021	2021
ASSETS
Cash and due from financial institutions	$116,365	$108,389	$83,947	$81,506	$108,669
Interest-bearing deposits in other financial institutions	22,332	22,741	118,183	247,401	240,173
Investment securities:
Available-for-sale debt securities, at fair value	686,681	787,373	1,199,482	1,631,699	1,535,450
Held-to-maturity debt securities, at amortized cost; fair value of: $590,880 at September 30, 2022, $635,565 at June 30, 2022, $329,503 at March 31, 2022, and none at December 31, 2021 and September 30, 2021	662,827	663,365	329,507	—	—
Equity securities, at fair value	—	—	—	—	1,593
Total investment securities	1,349,508	1,450,738	1,528,989	1,631,699	1,537,043
Loans held for sale	1,701	535	4,677	3,531	5,290
Loans, net of deferred fees and costs	5,422,212	5,301,633	5,174,837	5,101,649	5,045,797
Less: allowance for credit losses	64,382	65,211	64,754	68,097	74,587
Loans, net of allowance for credit losses	5,357,830	5,236,422	5,110,083	5,033,552	4,971,210
Premises and equipment, net	89,979	88,664	79,455	80,354	80,190
Accrued interest receivable	18,134	17,146	16,423	16,709	17,110
Investment in unconsolidated entities	36,769	37,341	31,092	29,679	30,397
Mortgage servicing rights	9,216	9,369	9,480	9,738	9,976
Bank-owned life insurance	167,761	167,202	167,407	169,148	167,961
Federal Home Loan Bank ("FHLB") stock	13,546	8,943	8,943	7,964	7,952
Right of use lease asset	35,978	36,978	38,435	39,441	40,757
Other assets	118,512	114,710	101,705	68,367	81,503
Total assets	$7,337,631	$7,299,178	$7,298,819	$7,419,089	$7,298,231
LIABILITIES
Deposits:
Noninterest-bearing demand	$2,138,083	$2,282,967	$2,269,562	$2,291,246	$2,195,404
Interest-bearing demand	1,441,302	1,444,566	1,433,284	1,415,277	1,372,626
Savings and money market	2,194,991	2,214,146	2,197,647	2,225,903	2,296,968
Time	782,058	680,382	698,538	706,732	650,865
Total deposits	6,556,434	6,622,061	6,599,031	6,639,158	6,515,863
FHLB advances and other short-term borrowings	115,000	—	—	—	—
Long-term debt	105,799	105,738	105,677	105,616	105,556
Lease liability	36,941	38,037	39,610	40,731	41,933
Other liabilities	84,989	78,242	68,123	75,317	79,412
Total liabilities	6,899,163	6,844,078	6,812,441	6,860,822	6,742,764
EQUITY
Shareholders' equity:
Preferred stock, no par value, authorized 1,000,000 shares; issued and outstanding: none at September 30, 2022, June 30, 2022, March 31, 2022, December 31, 2021, and September 30, 2021	—	—	—	—	—
Common stock, no par value, authorized 185,000,000 shares; issued and outstanding: 27,262,879 at September 30, 2022, 27,463,562 at June 30, 2022, 27,584,929 at March 31, 2022, 27,714,071 at December 31, 2021, and 27,999,588 at September 30, 2021	412,994	417,862	421,153	426,091	436,957
Additional paid-in capital	100,426	98,977	98,270	98,073	97,279
Retained earnings	74,301	64,693	54,252	42,015	22,916
Accumulated other comprehensive loss	(149,253)	(126,432)	(87,347)	(7,960)	(1,733)
Total shareholders' equity	438,468	455,100	486,328	558,219	555,419
Non-controlling interest	—	—	50	48	48
Total equity	438,468	455,100	486,378	558,267	555,467
Total liabilities and equity	$7,337,631	$7,299,178	$7,298,819	$7,419,089	$7,298,231

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Consolidated Statements of Income
(Unaudited)	TABLE 3

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands, except per share data)	2022	2022	2022	2021	2021	2022	2021
Interest income:
Interest and fees on loans	$51,686	$46,963	$44,949	$47,576	$51,104	$143,598	$146,202
Interest and dividends on investment securities:
Taxable investment securities	6,933	7,035	6,969	6,667	6,210	20,937	15,763
Tax-exempt investment securities	805	807	816	642	470	2,428	1,330
Dividend income on investment securities	—	—	21	21	18	21	54
Interest on deposits in other financial institutions	107	191	72	86	105	370	176
Dividend income on FHLB stock	138	68	59	61	62	265	184
Total interest income	59,669	55,064	52,886	55,053	57,969	167,619	163,709
Interest expense:
Interest on deposits:
Demand	217	144	112	104	101	473	280
Savings and money market	1,054	317	329	352	332	1,700	888
Time	1,092	490	469	478	428	2,051	1,514
Interest on short-term borrowings	660	2	—	—	—	662	2
Interest on long-term debt	1,281	1,133	1,041	1,023	1,022	3,455	3,074
Total interest expense	4,304	2,086	1,951	1,957	1,883	8,341	5,758
Net interest income	55,365	52,978	50,935	53,096	56,086	159,278	157,951
Provision (credit) for credit losses	362	989	(3,195)	(7,692)	(2,635)	(1,844)	(6,899)
Net interest income after provision (credit) for credit losses	55,003	51,989	54,130	60,788	58,721	161,122	164,850
Other operating income:
Mortgage banking income	831	1,140	1,172	1,902	1,327	3,143	5,830
Service charges on deposit accounts	2,138	2,026	1,861	1,800	1,637	6,025	4,558
Other service charges and fees	4,955	4,610	4,488	5,016	4,942	14,053	13,351
Income from fiduciary activities	1,165	1,188	1,154	1,283	1,292	3,507	3,792
Net gain on sales of investment securities	—	8,506	—	—	100	8,506	150
Income from bank-owned life insurance	167	(1,028)	539	946	540	(322)	2,547
Other	373	696	337	619	415	1,406	1,266
Total other operating income	9,629	17,138	9,551	11,566	10,253	36,318	31,494
Other operating expense:
Salaries and employee benefits	22,778	22,369	20,942	23,030	23,566	66,089	67,183
Net occupancy	4,743	4,448	3,774	4,129	4,185	12,965	12,004
Equipment	1,085	1,075	1,082	1,207	1,089	3,242	3,137
Communication	712	744	806	922	824	2,262	2,349
Legal and professional services	2,573	2,916	2,626	2,928	2,575	8,115	7,524
Computer software	4,138	3,624	3,082	3,125	2,998	10,844	10,179
Advertising	1,150	1,150	1,150	1,179	1,329	3,450	4,316
Other	4,819	9,023	4,743	5,902	4,779	18,585	13,932
Total other operating expense	41,998	45,349	38,205	42,422	41,345	125,552	120,624
Income before income taxes	22,634	23,778	25,476	29,932	27,629	71,888	75,720
Income tax expense	5,919	6,184	6,038	7,605	6,814	18,141	18,153
Net income	$16,715	$17,594	$19,438	$22,327	$20,815	$53,747	$57,567
Per common share data:
Basic earnings per share	$0.61	$0.64	$0.70	$0.80	$0.74	$1.96	$2.05
Diluted earnings per share	0.61	0.64	0.70	0.80	0.74	1.94	2.03
Cash dividends declared	0.26	0.26	0.26	0.25	0.24	0.78	0.71
Basic weighted average shares outstanding	27,356,614	27,516,284	27,591,390	27,769,651	27,967,089	27,487,237	28,082,632
Diluted weighted average shares outstanding	27,501,212	27,676,619	27,874,924	28,045,826	28,175,953	27,666,197	28,316,574

Note: Certain amounts in the prior period financial statements have been reclassified to conform to the presentation of the current period.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 4

	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2022			June 30, 2022			September 30, 2021
	Average	Average		Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$19,802	2.14%	$107	$106,083	0.72%	$191	$273,039	0.15%	$105
Investment securities, excluding valuation allowance:
Taxable	1,445,781	1.92	6,934	1,487,129	1.89	7,034	1,351,272	1.84	6,228
Tax-exempt [1]	158,052	2.57	1,018	159,087	2.57	1,023	106,333	2.24	595
Total investment securities	1,603,833	1.98	7,952	1,646,216	1.96	8,057	1,457,605	1.87	6,823
Loans, including loans held for sale	5,355,088	3.84	51,686	5,221,300	3.60	46,963	5,022,909	4.05	51,104
Federal Home Loan Bank stock	13,050	4.23	138	8,957	3.02	68	8,090	3.09	62
Total interest-earning assets	6,991,773	3.41	59,883	6,982,556	3.17	55,279	6,761,643	3.42	58,094
Noninterest-earning assets	328,978			327,383			448,567
Total assets	$7,320,751			$7,309,939			$7,210,210

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,450,434	0.06%	$217	$1,435,088	0.04%	$144	$1,356,967	0.03%	$101
Savings and money market deposits	2,208,037	0.19	1,054	2,204,934	0.06	317	2,168,055	0.06	332
Time deposits up to $250,000	228,707	0.42	245	217,605	0.27	148	228,762	0.31	181
Time deposits over $250,000	443,178	0.76	847	478,483	0.29	342	467,289	0.21	247
Total interest-bearing deposits	4,330,356	0.22	2,363	4,336,110	0.09	951	4,221,073	0.08	861
Federal Home Loan Bank advances and other short-term borrowings	102,777	2.55	660	363	1.84	2	—	—	—
Long-term debt	105,760	4.80	1,281	105,699	4.30	1,133	105,516	3.84	1,022
Total interest-bearing liabilities	4,538,893	0.38	4,304	4,442,172	0.19	2,086	4,326,589	0.17	1,883
Noninterest-bearing deposits	2,204,965			2,290,352			2,203,695
Other liabilities	115,565			105,979			118,272
Total liabilities	6,859,423			6,838,503			6,648,556
Shareholders’ equity	461,328			471,420			561,606
Non-controlling interest	—			16			48
Total equity	461,328			471,436			561,654
Total liabilities and equity	$7,320,751			$7,309,939			$7,210,210

Net interest income			$55,579			$53,193			$56,211

Interest rate spread		3.03%			2.98%			3.25%

Net interest margin		3.17%			3.05%			3.31%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Average Balances, Interest Income & Expense, Yields and Rates (Taxable Equivalent)
(Unaudited)	TABLE 5

	Nine Months Ended			Nine Months Ended
	September 30, 2022			September 30, 2021
	Average	Average		Average	Average
(Dollars in thousands)	Balance	Yield/Rate	Interest	Balance	Yield/Rate	Interest
ASSETS
Interest-earning assets:
Interest-bearing deposits in other financial institutions	$94,076	0.53%	$370	$180,646	0.13%	$176
Investment securities, excluding valuation allowance:
Taxable	1,473,989	1.90	20,958	1,202,564	1.75	15,817
Tax-exempt [1]	160,144	2.56	3,073	97,613	2.30	1,684
Total investment securities	1,634,133	1.96	24,031	1,300,177	1.79	17,501
Loans, including loans held for sale	5,231,098	3.67	143,598	5,070,993	3.85	146,202
Federal Home Loan Bank stock	10,019	3.53	265	7,924	3.11	184
Total interest-earning assets	6,969,326	3.22	168,264	6,559,740	3.34	164,063
Noninterest-earning assets	354,270			438,294
Total assets	$7,323,596			$6,998,034

LIABILITIES AND EQUITY
Interest-bearing liabilities:
Interest-bearing demand deposits	$1,437,034	0.04%	$473	$1,271,825	0.03%	$280
Savings and money market deposits	2,208,449	0.10	1,700	2,057,194	0.06	888
Time deposits up to $250,000	223,343	0.33	548	232,474	0.36	619
Time deposits over $250,000	461,180	0.44	1,503	579,984	0.21	895
Total interest-bearing deposits	4,330,006	0.13	4,224	4,141,477	0.09	2,682
Federal Home Loan Bank advances and other short-term borrowings	34,756	2.55	662	810	0.30	2
Long-term debt	105,699	4.37	3,455	105,458	3.90	3,074
Total interest-bearing liabilities	4,470,461	0.25	8,341	4,247,745	0.18	5,758
Noninterest-bearing deposits	2,250,496			2,077,895
Other liabilities	112,478			117,113
Total liabilities	6,833,435			6,442,753
Shareholders’ equity	490,140			555,264
Non-controlling interest	21			17
Total equity	490,161			555,281
Total liabilities and equity	$7,323,596			$6,998,034

Net interest income			$159,923			$158,305

Interest rate spread		2.97%			3.16%

Net interest margin		3.06%			3.22%

[1] Interest income and resultant yield information for tax-exempt investment securities is expressed on a taxable-equivalent basis using a federal statutory tax rate of 21%.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Loans by Geographic Distribution
(Unaudited)	TABLE 6

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
HAWAII:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$5,208	$19,469	$43,380	$87,459	$198,315
Other	358,805	367,676	407,559	422,388	404,751
Real estate:
Construction	138,724	134,103	122,329	122,867	128,908
Residential mortgage	1,923,068	1,890,783	1,874,048	1,875,980	1,748,729
Home equity	719,399	698,209	676,326	637,249	618,951
Commercial mortgage	1,002,874	994,405	927,241	922,146	915,746
Consumer	347,388	341,213	337,188	333,843	331,987
Total loans, net of deferred fees and costs	4,495,466	4,445,858	4,388,071	4,401,932	4,347,387
Allowance for credit losses	(47,814)	(51,374)	(51,521)	(55,808)	(62,126)
Loans, net of allowance for credit losses	$4,447,652	$4,394,484	$4,336,550	$4,346,124	$4,285,261

U.S. MAINLAND: [1]
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$—	$712	$851	$3,868	$20,356
Other	158,474	156,567	136,857	107,733	114,122
Real estate:
Construction	12,872	10,935	988	—	—
Commercial mortgage	332,872	309,230	316,258	298,058	292,671
Consumer	422,528	378,331	331,812	290,058	271,261
Total loans, net of deferred fees and costs	926,746	855,775	786,766	699,717	698,410
Allowance for credit losses	(16,568)	(13,837)	(13,233)	(12,289)	(12,461)
Loans, net of allowance for credit losses	$910,178	$841,938	$773,533	$687,428	$685,949

TOTAL:
Commercial, financial and agricultural:
SBA Paycheck Protection Program	$5,208	$20,181	$44,231	$91,327	$218,671
Other	517,279	524,243	544,416	530,121	518,873
Real estate:
Construction	151,596	145,038	123,317	122,867	128,908
Residential mortgage	1,923,068	1,890,783	1,874,048	1,875,980	1,748,729
Home equity	719,399	698,209	676,326	637,249	618,951
Commercial mortgage	1,335,746	1,303,635	1,243,499	1,220,204	1,208,417
Consumer	769,916	719,544	669,000	623,901	603,248
Total loans, net of deferred fees and costs	5,422,212	5,301,633	5,174,837	5,101,649	5,045,797
Allowance for credit losses	(64,382)	(65,211)	(64,754)	(68,097)	(74,587)
Loans, net of allowance for credit losses	$5,357,830	$5,236,422	$5,110,083	$5,033,552	$4,971,210

[1] U.S. Mainland includes territories of the United States.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Deposits
(Unaudited)	TABLE 7

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Noninterest-bearing demand	$2,138,083	$2,282,967	$2,269,562	$2,291,246	$2,195,404
Interest-bearing demand	1,441,302	1,444,566	1,433,284	1,415,277	1,372,626
Savings and money market	2,194,991	2,214,146	2,197,647	2,225,903	2,296,968
Time deposits less than $100,000	153,238	129,103	132,712	136,584	139,358
Other time deposits $100,000 to $250,000	108,723	84,840	87,838	88,873	87,491
Core deposits	6,036,337	6,155,622	6,121,043	6,157,883	6,091,847

Government time deposits	195,057	165,000	188,000	214,950	238,950
Other time deposits greater than $250,000	325,040	301,439	289,988	266,325	185,066
Total time deposits greater than $250,000	520,097	466,439	477,988	481,275	424,016
Total deposits	$6,556,434	$6,622,061	$6,599,031	$6,639,158	$6,515,863

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Nonperforming Assets, Past Due and Restructured Loans
(Unaudited)	TABLE 8

	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
(Dollars in thousands)	2022	2022	2022	2021	2021
Nonaccrual loans: [1]
Commercial, financial and agricultural - Other	$277	$333	$293	$183	$689
Real estate:
Residential mortgage	2,771	3,490	3,804	4,623	5,351
Home equity	584	592	820	786	880
Consumer	588	568	419	289	317
Total nonaccrual loans	4,220	4,983	5,336	5,881	7,237
Other real estate owned ("OREO"):
Real estate:
Residential mortgage	—	—	—	—	—
Total OREO	—	—	—	—	—
Total nonperforming assets ("NPAs")	4,220	4,983	5,336	5,881	7,237
Loans delinquent for 90 days or more still accruing interest: [1]
Commercial, financial and agricultural - Other	669	309	592	945	—
Real estate:
Residential mortgage	503	—	111	—	444
Home equity	—	—	—	44	—
Consumer	623	842	621	374	166
Total loans delinquent for 90 days or more still accruing interest	1,795	1,151	1,324	1,363	610
Restructured loans still accruing interest: [1]
Commercial, financial and agricultural - Other	—	—	—	—	12
Real estate:
Residential mortgage	2,030	2,006	2,751	3,768	4,458
Commercial mortgage	925	965	1,004	1,043	1,577
Consumer	69	76	83	92	99
Total restructured loans still accruing interest	3,024	3,047	3,838	4,903	6,146
Total NPAs and loans delinquent for 90 days or more and restructured loans still accruing interest	$9,039	$9,181	$10,498	$12,147	$13,993

Total nonaccrual loans as a percentage of total loans	0.08%	0.09%	0.10%	0.12%	0.14%
Total NPAs as a percentage of total loans and OREO	0.08%	0.09%	0.10%	0.12%	0.14%
Total NPAs and loans delinquent for 90 days or more still accruing interest as a percentage of total loans and OREO	0.11%	0.12%	0.13%	0.14%	0.16%
Total NPAs, loans delinquent for 90 days or more and restructured loans still accruing interest as a percentage of total loans and OREO	0.17%	0.17%	0.20%	0.24%	0.28%

Quarter-to-quarter changes in NPAs:
Balance at beginning of quarter	$4,983	$5,336	$5,881	$7,237	$6,745
Additions	1,072	1,881	1,659	1,375	1,951
Reductions:
Payments	(329)	(285)	(1,598)	(933)	(767)
Return to accrual status	(616)	(979)	(38)	(1,034)	(141)
Charge-offs, valuation and other adjustments	(890)	(970)	(568)	(764)	(551)
Total reductions	(1,835)	(2,234)	(2,204)	(2,731)	(1,459)
Balance at end of quarter	$4,220	$4,983	$5,336	$5,881	$7,237

[1] Section 4013 of the CARES Act and the revised Interagency Statement were applied to loan modifications related to the COVID-19 pandemic as eligible and applicable. This relief ended on January 1, 2022. These loan modifications were not included in the delinquent or restructured loan balances presented above.

CENTRAL PACIFIC FINANCIAL CORP. AND SUBSIDIARIES
Allowance for Credit Losses on Loans
(Unaudited)	TABLE 9

	Three Months Ended					Nine Months Ended
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	September 30,
(Dollars in thousands)	2022	2022	2022	2021	2021	2022	2021
Allowance for credit losses ("ACL"):
ACL at beginning of period	$65,211	$64,754	$68,097	$74,587	$77,781	$68,097	$83,269

(Credit) provision for credit losses on loans [1]	731	1,456	(2,931)	(7,417)	(2,969)	(744)	(6,906)

Charge-offs:
Commercial, financial and agricultural - Other	550	487	254	379	334	1,291	1,344
Consumer	1,912	1,390	1,216	952	829	4,518	3,450
Total charge-offs	2,462	1,877	1,470	1,331	1,163	5,809	4,794

Recoveries:
Commercial, financial and agricultural - Other	220	215	350	358	281	785	646
Real estate:
Construction	14	62	—	1,159	—	76	—
Residential mortgage	14	36	112	13	53	162	345
Home equity	36	—	—	—	—	36	9
Commercial mortgage	—	—	—	—	—	—	73
Consumer	618	565	596	728	604	1,779	1,945
Total recoveries	902	878	1,058	2,258	938	2,838	3,018
Net charge-offs (recoveries)	1,560	999	412	(927)	225	2,971	1,776
ACL at end of period	$64,382	$65,211	$64,754	$68,097	$74,587	$64,382	$74,587

Average loans, net of deferred fees and costs	$5,355,088	$5,221,300	$5,114,260	$5,073,069	$5,022,909	$5,231,098	$5,070,993
Annualized ratio of net charge-offs to average loans	0.12%	0.08%	0.03%	(0.07)%	0.02%	0.08%	0.05%

[1] As of January 1, 2021, the provision for credit losses on off-balance sheet credit exposures (previously included in other operating expense) is included in the provision for credit losses line on the consolidated statements of income. The allowance for off-balance sheet credit exposures continues to be included in other liabilities. For roll-forward purposes, in this table we exclude the provision for credit losses on off-balance sheet credit exposures.